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                                                                     EXHIBIT 4.2

                           INVESTORS' RIGHTS AGREEMENT


     This Investors' Rights Agreement (the "AGREEMENT") is made as of July 24, 2000 by and among Third Wave Technologies, Inc., a Wisconsin corporation (the "COMPANY") and the persons and entities listed on Schedule A attached hereto.

     WHEREAS, the Company previously sold and issued 7,223 shares of its Preferred Stock, 943 shares of which are designated Series A Preferred Stock, 500 shares of which are designated Series B Preferred Stock, 467 shares of which are designated Series C Preferred Stock, 988 shares of which are designated Series D Preferred Stock, and 4,325 shares of which are designated Series E Preferred Stock, to those persons and entities set forth on Exhibit 1 hereto (collectively, the "Existing Preferred Stockholders");

     WHEREAS, simultaneously herewith, the Company is entering into a Series F Preferred Stock Purchase Agreement (the "Series F Agreement") and issuing shares of its Series F Preferred Stock to the Investors named in Exhibit A to the Series F Agreement (collectively the "Series F Stockholders").

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "CONVERSION STOCK" shall mean the shares of Common Stock issued or issuable upon conversion of the Shares.

     "HOLDER" shall mean the holders of Registrable Securities, securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with
Section 3.13 hereof.

     "PURCHASERS" shall mean: (i) the purchasers of the Company's previously issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock pursuant to the applicable Investment Agreement and (ii) the purchasers of the Company's Series F Preferred Stock to be issued pursuant to the Series F Agreement.

     "REGISTRABLE SECURITIES" means (i) the Conversion Stock and (ii) any Common Stock of the Company issued or issuable with respect to, or in exchange for or in replacement of the Conversion Stock or other securities convertible into or exercisable for Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that shares of Common Stock shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

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     The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRATION EXPENSES" shall mean all expenses, except Selling Expense (defined below), incurred by the Company in complying with Sections 3.5, 3.6 and
3.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 3.2 hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions, fees and disbursements of counsel to the selling Holders and stock transfer taxes applicable to the securities registered by the Holders.

     "SHARES" shall mean: (i) the shares of the Company's previously issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, pursuant to the applicable Investment Agreement and (ii) the shares of the Company's Series F Preferred Stock to be issued pursuant to the Series F Agreement.

     2. Prior Agreements. The parties hereto agree that this Agreement shall supersede and cancel and, where applicable, serve as a valid waiver and consent as required to amend, supersede or cancel, any prior agreement made between the Company and any of the Existing Preferred Stockholders or Series F Stockholders to the extent that any such prior agreement refers to the registration, right of first refusal, preemptive right, information or reporting right, conversion, or transfer (including restrictions thereon) of or in connection with any security of the Company, except in the case of the Series F Agreement and such prior agreements executed in connection therewith.

     3. Restrictions on Transfer of Securities; Compliance with Securities Act; Registration Rights.

          3.1 Restrictions on Transfer. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 3, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchasers will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Conversion Stock held by the Purchasers to agree to take and hold such securities subject to the provisions and upon the conditions specified in this
Section 3.

          3.2  Restrictive Legend. Each certificate representing (i) the Shares,
(ii) the Conversion Stock or (iii) any other securities issued in respect of the Shares or the Conversion Stock


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upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section
3.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     The Purchasers and Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 3.

          3.3 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, including, without limitation a transfer to a successor trustee, (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its members, partners, or retired partners or members, or to the estate of any of its members, partners or retired partners or members, (iii) a transfer to an affiliated fund, partnership or company, or other entity under common management and control, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144(k), so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by the Company, shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such


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Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, the appropriate restrictive legend set forth in
Section 3.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and in the reasonable opinion of the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

          3.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 3.2 hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Security shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Security if such security is registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such security can be sold pursuant to Section
(k) of Rule 144 under the Securities Act.

          3.5  Requested Registration.

               (a) Request for Registration. If the Company shall receive, at any time after the earlier of (i) July 24, 2004 or (ii) the date six (6) months after the effective date of the Company's first registered public offering of its stock, a written request from the Holders of at least a majority of the Registrable Securities that the Company effect any registration, qualification or compliance with respect to at least twenty percent (20%) of the Registrable Securities, or any lesser number of shares of Registrable Securities if the anticipated aggregate offering price exceeds $10,000,000, the Company will:

                    (i) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.5:


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                         (A)  In any particular jurisdiction in which the
Company would be required to qualify as a foreign corporation, subject itself to taxation in that jurisdiction or execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (B)  During the period starting with the date sixty
(60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction, with respect to an employee benefit plan or with respect to the Company's first registered public offering of its stock), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                         (C)  After the Company has effected one such
registration pursuant to this Section 3.5(a) covering all shares requested to be registered by the Holders initiating or joining such request, and such registrations have been declared or ordered effective; or

                         (D)  If the Company shall furnish to such Holders a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 3.5 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

     Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holders.

               (b)  Underwriting. In the event that a registration pursuant to
Section 3.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 3.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter of recognized national standing selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that


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may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          3.6  Company Registration.

               (a) Notice of Registration. If at any time or from time to time following the Company's initial public offering of securities, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration pursuant to Section 3.5 hereof, the Company will:

                    (i)  promptly give to each Holder written notice thereof;
and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.6(a)(i). In such event the right of any Holder to registration pursuant to Section 3.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude the Registrable Securities and other securities to be distributed through such underwriting. The Company shall so advise all Holders distributing their securities through such underwriting of such limitation and the number of shares of Registrable Securities that may be included in the registration (and underwriting if any) shall be allocated among all Holders in proportion, as nearly as


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practicable, to the respective amounts of Registrable Securities requested by such Holders to be included in such Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares. In no event shall the number of Registrable Shares underwritten in an offering be limited unless and until all shares held by persons other than the holders of the Registrable Shares and the Company are completely excluded from such offering.

     If any Holder or Holders disapprove of the terms of any such underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 3.8 hereof.

          3.7  Registration on Form S-3.

          (a) If any Holder or Holders request in writing that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions (if any), would exceed $1,000,000 and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one such registration in any twelve (12) month period. The provisions of Section 3.6(b) shall be applicable to each registration initiated under this Section 3.7.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, or an offering solely to employees); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following,


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

the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder; provided, however, that the Company shall not exercise such right more than once in any twelve-month period.

          3.8 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 3.5, 3.6 and 3.7 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by each holder of securities included in such registration, to the extent incurred by such holder; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company which did not exist at the time of their request, then the Holders shall not be required to pay any of such expenses.

          3.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for thirty (30) days or less if the distribution described in the Registration Statement has been completed;

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in


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

connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

          3.10 Indemnification.

               (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, including, without limitation, any Investment Advisor (as defined in the Investment Company Act of 1940) controlling any Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection


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

with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter specifically for use therein, or the failure of such Holder to deliver a Prospectus that was delivered to the Holder prior to a sale or sales by such Holder.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, directors, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 3 providing for any indemnification or contribution on the part of such Holder greater than the Holder's obligations under this Section 3.10(b).

               (c)  Each party entitled to indemnification under this Section
3.10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the


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

Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in paragraphs (a) through (c) of this Section 3.10 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          3.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or

Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

          3.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

               (c) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

          3.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 3.5, 3.6 and 3.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder of not less than 100 shares of Registrable Securities, or to any transferee or assignee who is a subsidiary, parent, shareholder or constituent partner of a Holder or a trust for the benefit of such Holder or partner (or the estate of such person), provided that such transfer may otherwise be effected in accordance with applicable securities laws.

          3.14 Standoff Agreement. Each Holder agrees, in connection with the Company's initial public offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of capital stock of the Company, including, but not limited to, the Shares and the Conversion Stock (other than those included in the registration), without the prior written consent of the underwriters, for one hundred eighty (180) days) from the effective date of such registration; provided, that the officers and directors of the Company who own stock of the Company or the right to acquire stock of the Company also agree to such restrictions. Each Holder further agrees that the Company may impose stop transfer instructions in order to enforce the foregoing covenant.

          3.15 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 3.5, 3.6 or 3.7 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the date set forth in Section 3.5(a).

          3.16 Termination of Registration Rights. The rights granted under this
Section 3 shall terminate on the earlier to occur of the following: (i) on the fifth anniversary of the consummation of the initial underwritten public offering of the Company's securities pursuant to a registration statement filed under the Securities Act; or (ii) as to a particular Holder, when such Holder is eligible to sell all of its Registrable Securities within any 90 day period in reliance on Rule 144 under the Securities Act, provided the company has consummated an initial underwritten public offering prior to such date.

          3.17 Right of First Offer. Subject to the terms and conditions specified in this Section 3.17, the Company hereby grants to each Purchaser a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.17, Purchaser includes any partners and affiliates of a Purchaser. A Purchaser shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Purchaser in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Purchasers stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 20 calendar days after receipt of the Notice, the Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held or issuable upon conversion of the Preferred Stock then held, by such Purchaser bears to the total number of shares of Common Stock of the Company outstanding on the date of this Agreement (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Purchaser which purchases all the shares available to it ("Fully Exercising Purchaser") of any other Purchaser's failure to do likewise. During the ten-day period commencing after such information is given, each Fully-Exercising Purchaser shall be entitled to obtain that portion of the Shares for which Purchasers were entitled to subscribe but which were not subscribed for by the Purchasers which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Purchaser bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Purchasers who wish to purchase some of the unsubscribed shares.

               (c) If all Shares that Purchasers are entitled to obtain pursuant to subsection 3.17(b) are not elected to be obtained as provided in subsection 3.17(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 3.17(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Purchasers in accordance herewith.

               (d) The right of first offer in this Section 3.17 shall not be applicable (i) to the issuance or sale of shares of Series F Preferred Stock;
(ii) to the issuance or sale of shares of common stock (or options therefor) to officers, directors, employees, scientific advisors, or consultants for the primary purpose of soliciting or retaining their employment or services, provided each such officer, director, employee, scientific advisor, or consultant executes an agreement in the form then approved by the Company's Board of Directors and such grant or issuance is approved by the Company's Board of Directors; (iii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1; (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date of this Agreement; (v) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships (such as personal property and equipment lease lines) provided such issuances are for other than primarily equity financing purposes.

               (e) The right of first offer set forth in this Section 3.17 may not be assigned or transferred. 4. Affirmative Covenants of the Company and the Purchasers

     The Company hereby covenants and agrees as follows:

          4.1  Financial Information.

               (a) The Company will provide each Purchaser with reports set forth below:

                    (i) as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by independent public accountants of national standing selected by the Company; and

                    (ii) as soon as practicable after the end of each quarter, and in any event within 90 days after each quarterly accounting period, an unaudited quarterly report including a balance sheet, profit and loss statement and cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end audit adjustments), setting forth in comparative form the budgeted figures for the fiscal period then reported.

               (b) So long as a Purchaser continues to hold at least 100 Shares, the Company will provide each Purchaser with reports set forth below:

                    (i) as soon as practicable after the end of each month, and in any event within 25 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such period, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles, setting forth in comparative form the budgeted figures for the fiscal period then reported, all in reasonable detail.

                    (ii) as soon as practicable, and in any event within 30 days prior to the beginning of the Company's fiscal year, the annual operating plan.

          4.2 Assignment of Rights to Financial Information. The rights granted pursuant to Section 4.1 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that any Purchaser may assign to any constituent partner of a Purchaser, other than a competitor of the Company, and after giving notice to the Company, the rights granted pursuant to
Section 4.1.

          4.3 Termination of Covenants. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect upon the closing of the Company's initial underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act.

     5.   Miscellaneous.

          5.1 Waivers and Amendments. With the written consent of the Company and the record holders of more than fifty percent (50%) of the Registrable Securities, the obligations of the Company and the rights of the holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that (A) any provision added, changed or eliminated pursuant to this Section 5 shall also be subject to the approval of the record holders of more than fifty percent

(50%) of any class or series of the Company's stock who are parties to this Agreement and whose rights are negatively affected by any such addition, change or elimination, and (B) no such waiver or supplemental agreement shall reduce the aforesaid percentage of the Registrable Securities, the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record holders of all of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly given written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

          5.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California.

          5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          5.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          5.5 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Purchaser or Holder, at such Purchaser's or Holder's address set forth in the applicable Investment Agreement or the Series F Agreement, or at such other address as such Purchaser or Holder shall have furnished the Company in writing, or (b) if to the Company, at its address set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the Purchasers, Holders and each such other Holder in writing. Notwithstanding the foregoing, all notices and communications to addresses outside the United States shall be given by telecopier and confirmed in writing sent by overnight or two-day courier service.

          5.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5.8 Disclaimer of Liability. All liabilities of Janus Investment Fund (the "Fund") arising directly or indirectly under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Declaration of Trust, which sets forth the respective rights and limitations on liability of each party, is on file with the Office of the Secretary of the Commonwealth of Massachusetts.

                                        "COMPANY"

                                        Third Wave Technologies, Inc.
                                        502 South Rosa Road
                                        Madison, Wisconsin  53719-1256

                                        By:
                                           -------------------------------------
                                           Dr. Lance Fors,
                                           Chief Executive Officer





THIRD WAVE TECHNOLOGIES, INC.
INVESTORS' RIGHTS AGREEMENT SIGNATURE PAGE

                                        "INVESTOR" OR "HOLDER"


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:





THIRD WAVE TECHNOLOGIES, INC.
INVESTORS' RIGHTS AGREEMENT SIGNATURE PAGE

                                    EXHIBIT 1

                         EXISTING PREFERRED STOCKHOLDERS





Venture Investors of Wisconsin

The Wellcome Trust Limited, as trustee of The Wellcome Trust

Schroder Ventures International Life Sciences Fund II LP1

UK Medical Ventures Fund No. 1 LP

S.R. One, Limited

Burrill Agbio Capital Fund

M & I Capital Markets Group, Inc.

Schroder Ventures International Life Sciences Fund II LP2

Venture Investors Early Stage Fund II Limited Partnership

Venture Investors Early Stage II Limited Partnership






THIRD WAVE TECHNOLOGIES, INC.
INVESTORS' RIGHTS AGREEMENT SIGNATURE PAGE